Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

    Mary M. Kabacinski to retire after transition period
    David G. Gomach appointed CFO and Treasurer
    Appointment effective September 15, 2006

Greenville, WI, August 30, 2006 --School Specialty, Inc. (NASDAQ:SCHS), the leading education company providing supplemental learning products to the preK-12 market, today announced that David G. Gomach, 48, has been appointed as the company's chief financial officer and treasurer effective September 15, 2006. Gomach succeeds Mary M. Kabacinski, 57, who is retiring later this year.

Gomach is an experienced finance executive who served as the Chief Financial Officer for Chicago Mercantile Exchange Holdings, Inc. ("CME"), the largest futures exchange and the first publicly traded exchange in the United States, from 1998 until he retired in November 2004 and relocated to Appleton, Wisconsin. In his 17 year tenure with CME, Gomach developed proven expertise in all aspects of finance, investor relations, strategic planning and procurement. Gomach assisted in the transition of CME from a mutual organization to a for-profit entity and led the highly-successful initial public offering in 2002. He is a director and chairman of the audit committee for MarketAxess Holdings, Inc., which operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed income securities.

Kabacinski is transferring her responsibilities as chief financial officer and treasurer of School Specialty effective September 15, 2006 but will remain with the company as executive vice president during a transition period through the end of the calendar year. "It has been my pleasure to serve as chief financial officer for School Specialty and as a member of our management team providing high-quality education products to our customers and profitable growth to our shareholders," said Mary M. Kabacinski, EVP and Chief Financial Officer. "The time is right for me to wrap up a very fulfilling 30-year finance career and spend more time with my family. I look forward to watching School Specialty continue to grow and prosper under the strategic guidance of Dave Vander Zanden and the financial direction of Dave Gomach."

"We are pleased to welcome Dave Gomach to the School Specialty executive team," said Dave Vander Zanden, President and Chief Executive Officer of School Specialty, Inc. "We are confident that his extensive career at CME has given him the breadth and depth of finance and management experience to support our growth initiatives and serve our shareholders," he added. "On behalf of our board of directors and all School Specialty associates, I want to thank Mary for her contributions to our growth and financial strength over the past 7 years. We appreciate her help during the transition period and wish Mary and her husband, Jim, well," he added.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs, and services to help educators engage and inspire students of all ages and abilities.

Through leading brands, School Specialty designs, develops, and provides PreK-12 educators with the latest and very best curriculum, supplemental learning resources, and classroom basics.

Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors, and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets," and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A. of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 29, 2006, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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